Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 10, 2012, is entered into by and between STRATA CAPITAL CORPORATION, a Delaware corporation (the “Company”), and                       , a            corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, shares of the Company's common stock, par value $0.000001 per share (“Common Stock”), on the terms and conditions set forth herein,

NOW THEREFORE, in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.   PURCHASE AND SALE

1.1     Purchase and Sale of the Securities. Subject to and upon the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agree to purchase the number of shares of the Common Stock set opposite its name under the caption “Shares to be Purchased” for the purchase price set forth opposite its name under the caption “Purchase Price.” Such number of shares and the purchase price therefor are respectively referred to herein as the “Securities” and the “Purchase Price.” The Company and the Purchaser are executing and delivering this Agreement and performing their respective obligations hereunder in accordance with and in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 506 of Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, Section 4(2) of the Securities Act or another applicable exemption from registration.

1.2      Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place simultaneously with the closing under that certain Agreement and Plan of Merger dated as of July 16, 2012, by and among the Company, STRATA ACQUISITION, INC., a Nevada corporation and the wholly-owned subsidiary of the Company (“Merger Sub”), and URBAN SPACES, INC., a Nevada corporation (the “Target”)(the “Merger Agreement”). The time and date of the Closing is referred to herein as the “Closing Date”. At the Closing, (A) the Company shall deliver or cause to be delivered to the Purchaser: (i) certificates (in such denominations as Purchaser shall request) representing the Securities and (ii) the Registration Rights Agreement and (B) the Purchaser shall deliver or cause to be delivered to the Company (i) the Purchase Price by wire transfer and (ii) the Registration Rights Agreement.

1.3      Reverse Merger Transaction. The parties acknowledge that simultaneously with the Closing, will complete the Closing under and as defined in the Merger Agreement, under which Merger Sub will merge with and into Target, with Target being the surviving corporation and the Company’s wholly-owned subsidiary upon the filing of a certificate of merger with the Secretary of State of the State of Nevada. Among other things, at the effective time of the merger (the “Effective Time of the Merger”), each share of the common stock of Target outstanding immediately prior to such effective time will be converted into shares of the Common Stock. The transactions occurring pursuant to the Merger Agreement are collectively referred to as the “Reverse Merger Transaction”). The Purchaser acknowledges receipt of a copy of the Merger Agreement.

ARTICLE II.   REPRESENTATIONS AND WARRANTIES

2.1      Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)     Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company has no subsidiaries other than Merger Sub, which was incorporated as a vehicle for the Reverse Merger Transaction and has not engaged in any business operations. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any one or more jurisdictions in which, in the aggregate, the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b)     Authorization; Enforceability. The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”)(collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company, the consummation by it of the transactions contemplated hereby and thereby and the issuance and delivery of the Securities have been duly and validly authorized by all requisite corporate action and no further consent or authorization on the part of the Company, its Board of Directors or its stockholders is required in order for the Company to enter into and perform its obligations under the Transaction Documents. Each of the Transaction Documents constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting the enforcement of, creditors’ rights generally and remedies or by other equitable principles of general application.

(c)     Capitalization. The authorized capital stock of the Company consists of: (i) 3,000,000,000 shares of Common Stock, of which 66,483 shares are issued outstanding; and (ii) 10,000,000 shares of preferred stock, par value $0.000001 per share, issuable in series, of which 10,000,000 shares of Series A Preferred Stock are issued and outstanding (such shares Preferred Stock being the “Preferred Shares”). All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized and issued.

No shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company, except for this Agreement, Securities Purchase Agreements substantially in the form of this Agreement relating to shares of Common Stock to the Persons and in the amounts set forth in Exhibit A and the Merger Agreement and except for such agreements, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company, other than agreements that limit such transfer as required by federal or state securities laws. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation (the “Charter”) and the Company’s By-laws (the “By-laws”), each as in effect on the date hereof. For purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d)     Issuance of Securities. On the Closing Date, the Securities will be duly authorized by all requisite corporate action and, when paid for, issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(e)     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) , except as contemplated by the Merger Agreement, create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for violations, if any, which in the aggregate do not and will not have a Material Adverse Effect.

The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the shares of Common Stock in accordance with the terms hereof or thereof (other than (i) any consent, authorization or order that has been obtained as of the date hereof, (ii) any filing or registration that has been made as of the date hereof or (iii) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing; provided, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

(f)     Financial Statements. Purchaser acknowledges that it has read the audited financial statements of the Company for the years ended December 31, 2009, and December 31, 2008, and the audited financial statements of Target for the period ended May 31, 2012. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto), and fairly present in all material respects the financial position of the Company and of Target as of the dates thereof and the results of operations and cash flows for the periods then ended. The books and records of the Company and Target accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

(g)     Subsidiaries. As of the date hereof, Merger Sub is, and, at the Effective Time of the Merger, Target will be, the sole subsidiary of the Company, each of which is or will be wholly owned. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each of Merger Sub have been and at the Effective Time of the Merger, all of the outstanding shares of capital stock of Target will be, duly authorized, validly issued, fully paid and nonassessable.

(h)     No Material Adverse Effect. Other than as disclosed in the Company’s financial statements, neither the Company nor Target has experienced or suffered any Material Adverse Effect.

(i)     No Undisclosed Liabilities. Except as disclosed in their respective financial statements, neither the Company or Target has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of their respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or Target.

(j)     No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or Target or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by any of them but which has not been so publicly announced or disclosed.

(k)      Indebtedness. The financial statements of the Company and Target set forth all outstanding secured and unsecured Indebtedness of the Company and Target, respectively, or for which the Company or Target respectively have commitments. For the purposes of this Agreement, “Indebtedness” shall mean (i) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s or Target balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor Target is in default with respect to any Indebtedness.

(l)     Title to Assets. Each of the Company and Target has good and marketable title to all real and personal property reflected in their respective financial statements, free and clear of any mortgages, pledges, charges, liens (other than those contemplated by the Merger Agreement), security interests or other encumbrances, except for those disclosed in their respective financial statements.

(m)     Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or Target which questions the validity of the Merger Agreement or the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, Target or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or Target or any executive officers or directors of the Company or Target in their capacities as such.

(n)     Compliance with Law. The business of each of the Company and Target has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. Each of the Company and Target holds all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)     Taxes. Each of the Company and Target has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the respective financial statements of the Company and Target for all current taxes and other charges for which the Company is liable and which are not currently due and payable. None of the federal income tax returns of the Company or Target has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or Target for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)     Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or Target with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(q)     Disclosure. Neither this Agreement nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, taken as a whole and in the light of the circumstances under which they were made herein or therein, not false or misleading.

(r)     Operation of Business. The Company and Target own or possess all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of their respective businesses as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

(s)     Environmental Compliance. Since its inception, neither the Company nor Target has been in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the business or financial condition of the Company or Target. Each of the Company and Target has operated all facilities and properties owned, leased or operated by it in material compliance with the Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Each of the Company and Target has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries and is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or Target that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t)     Material Agreements. Except for the Merger Agreement and the contracts listed in the exhibits thereto and the Transaction Documents, the Company and Target are not, nor at the Effective Time of the Merger will either of them be, a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company were immediately after the Effective Time of the Merger registering securities on such form under the Securities Act. The Company has, and to its knowledge, Target has, in all material respects performed all of the obligations required to be performed by them to date under each of the Material Agreements to which it is a party, has received no notice of default and is not in default under any Material Agreement the result of which would cause a Material Adverse Effect. Except as restricted under applicable laws and regulations, the incorporation documents, certificates of designations or the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company limits the payment of dividends on the Common Stock.

(u)     Transactions with Affiliates. Except as contemplated by the Merger Agreement, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions of the Company or Target with or relating to any officer, employee, consultant or director of the Company or Target, or any of its subsidiaries, or any person owning any capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(v)     Securities Act of 1933. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any Common Shares.

(w)     Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws, including the filing of a Form D and a registration statement pursuant to this Registration Rights Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

(x)     Employees. Neither the Company nor Target is a party to any collective bargaining arrangements or agreements covering any of its employees or has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or Target that the Company would be required to disclose in any report that it would be required to file with the Commission if the Common Stock were registered under Section 12 of the Securities Exchange Act of 1934.

(y)     Absence of Certain Developments. Since the date of its respective financial statements, neither the Company nor Target has:

(i)     issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto, except for shares described herein as being issued and outstanding;

(ii)     borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the its respective business;

(iii)     discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of its business;

(iv)     declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)     sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

(vi)     sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of its business;

(vii)     suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)     made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)     made capital expenditures or commitments therefor in excess of $50,000 in the aggregate;

(x)     except for the Company in connection with this Agreement and the Company and Target in connection with the Merger Agreement, entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi)     made charitable contributions or pledges in excess of $10,000 in the aggregate;

(xii)     suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)     experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv)     effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or Target; or

(xv)     except for the Company in connection with this Agreement and the Company and Target in connection with the Merger Agreement, entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)     Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa)     ERISA. Neither the Company nor Target has any “employee pension benefit plan” (as defined in Section 3 of the Employee Income Retirement Act of 1974, as amended.

(bb)     Dilutive Effect. The Company understands and acknowledges that it has an obligation to issue the Securities in accordance with this Agreement regardless of the dilutive effect that such issuance may have on the ownership interest of existing stockholders of the Company.

(cc)     No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offer or sale of any security or solicited any offer to buy any security under circumstances that would cause the offering of the Securities purchased and sold pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act so as to prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company take, or permit any of its affiliates or subsidiaries take, any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(dd)     No Registation Statement. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and for at least one year prior to the date hereof, has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock, except to the persons whose names appear in Exhibit A or to the persons entitled to receive shares of Common Stock by virtue of the Merger Agreement.

As used in this Section 2.1, the terms “Company” and “Target” shall include their subsidiaries, except where the context requires otherwise.

2.2      Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and Closing Date:

(a)     Organization and Good Standing of the Purchaser. If the Purchaser not a natural person, it is a corporation, partnership or limited liability company validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)     Authorization and Power. Purchaser has all requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which Purchaser is a party and to purchase the Securities. The execution, delivery and performance of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly authorized by all requisite action, and no further consent or authorization of Purchaser or, if the Purchaser is not a natural person, its Board of Directors, stockholders, members, or partners, as the case may be, is required for such authorization. Each of the Transaction Documents constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting the enforcement of, creditors’ rights generally and remedies or by other equitable principles of general application.

(c)     No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation by Purchaser of the transactions contemplated thereby do not and will not: (i) if the Purchaser is not a natural person, result in a violation of Purchaser’s organizational documents, bylaws, operating agreement, partnership agreement or similar instruments or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Purchaser). Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to purchase the Securities in accordance with the terms of this Agreement, provided that, for purposes of the representation made in this sentence, Purchaser is assuming and relying upon the accuracy of the relevant representations, warranties and agreements of the Company set forth in this Agreement.

(d)     Acquisition for Investment. Purchaser is acquiring the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Securities and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development and otherwise so as to be able to evaluate the risks and merits of its investment in the Company.

(e)     Status of Purchaser. Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and Purchaser is not a broker-dealer or an affiliate of a broker-dealer.

(f)     Opportunities for Additional Information. Purchaser acknowledges that it has had access to the books and records of the Company and Target and has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company and Target concerning the business of the Company (including the manner in which such business is intended to be conducted after the consummation of the merger pursuant to the Merger Agreement) and Target and the financial and other affairs of the Company and Target.

(g)     No General Solicitation. Purchaser acknowledges that the Securities were not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)     Limitations on Resale. Purchaser understands that the Securities must be held indefinitely unless they are registered under the Securities Act or an exemption from such registration is available. Purchaser acknowledges that it is familiar with Rule 144, as amended, of the rules and regulations of the Commission promulgated pursuant to the Securities Act (“Rule 144”), and that it has been advised that Rule 144 permits resales only under certain limited circumstances. The Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Securities without either registration under the Securities Act or the availability of another exemption from such registration requirement.

(i)     General. Purchaser understands and acknowledges that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Securities.

(j)     Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchaser under Section 13 and/or Section 16 of the Exchange Act, Purchaser is acting independently with respect to its investment in the Securities.

(k)     Brokers. Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

ARTICLE III.   COVENANTS

3.1      Covenants of the Company. The Company covenants with Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees (as defined herein):

(a)     Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations of the transactions contemplated by any of the Transaction Documents, including filing a report on Form D with respect to the Securities as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser or subsequent holders.

(b)     Registration, Etc. The Company shall: (i) comply in all respects with its reporting and filing obligations, if any, under the Exchange Act, (ii) comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and (iii) not take any action or file any document (whether or not permitted by the Securities Act, the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations, if any, under the Exchange Act or the Securities Act except as permitted under the Transaction Documents. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended; provided, however, that the Company shall not be required to register its Common Stock under Section 12 of the Exchange Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

(c)     Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice and in a manner that does not unduly disrupt the Company’s business, the Purchaser or any employees, agents or representatives thereof, so long as Purchaser shall (i) be obligated hereunder to purchase the Securities or (ii) shall beneficially own the Securities in an amount which represents more than 5% of the total combined voting power of the Common Stock then outstanding for purposes reasonably related to such Purchaser’s interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

(d)     Compliance with Laws. The Company shall comply, and cause each subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders.

(e)     Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(f)     Other Agreements. The Company shall not enter into any agreement the terms of which would restrict or impair the right or ability of the Company to perform its obligations under the Transaction Documents.

(g)     Use of Proceeds. The net proceeds from the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes.

(h)      Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the Company’s compliance with this covenant in effecting transactions in the Securities.

(i)     Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. Such pledge shall not be deemed to be a transfer, sale or assignment of the Securities, and if Purchaser effects such pledge, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to any Transaction Document, except for such delivery as may be reasonably necessary for the Company to perform its obligations under the next sentence; provided that Purchaser and the pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of the Securities to such pledgee. At Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with such pledge.

3.2      Covenants of Purchaser. The Purchaser covenants with the Company as follows:

(a)     Trading Activities. Purchaser agrees that it shall not, directly or indirectly, engage in any short sales with respect to the Securities for a period of one (1) year following the Closing.

(b)     Confidentiality. The Purchaser agrees that it and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which it may obtain from the Company pursuant to financial statements, reports and other materials made available by the Company to Purchaser pursuant to this Agreement or Purchaser’s inspection rights hereunder, unless such information is known to the public through no fault of such Purchaser or its employees or representatives; provided, however, that the Purchaser may disclose such information (a) to its attorneys, accountants and other professionals in connection with their representation of Purchaser with respect to all matters related to this Agreement and (b) upon prior written notice to the Company, to any prospective permitted transferee of the Securities, so long as the prospective permitted transferee agrees to be bound by the provisions of this subsection. At the request of the Company, the Purchaser will execute a confidentiality agreement in form and substance reasonably acceptable to the Company as a prerequisite to the exercise of Purchaser’s inspection rights pursuant to Section 3.1(c). The Company may require any prospective permitted transferee of the Securities to execute such a confidentiality agreement prior to the Purchaser’s disclosure of any such confidential information to such prospective permitted transferee.

ARTICLE IV.   CONDITIONS

4.1      Conditions Precedent to the Obligation of the Company. The obligation hereunder of the Company to issue and sell the Securities to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of all of the following conditions:

(a)     Accuracy of Purchaser’s Representations and Warranties. All of the representations and warranties of Purchaser set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date.

(b)     Performance. Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     Closing. The Closing under the Merger Agreement shall have occurred.

(e)     Certificate. The Purchaser shall have delivered to the Purchaser his certificate, or if the Purchaser is not a natural person, a certificate of an executive officer of the Purchaser, dated as of the Closing Date, confirming the accuracy of the Purchaser’s representations and warranties herein as of the Closing Date, the compliance by the Purchaser with its covenants herein to be complied with by it prior to the Closing and its satisfaction of the conditions precedent to the obligation of the Company set forth in this Section 4.1.

4.2      Conditions Precedent to the Purchaser’s Obligation. The obligation hereunder of Purchaser to purchase and pay for the Securities is subject to the satisfaction or waiver, at or before the Closing, of all of the following conditions:

(a)     Accuracy of the Company’s Representations and Warranties. All of the representations and warranties of the Company set forth herein shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which need be true and correct in all material respects only as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)     Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with its representations and warranties set forth in Section 2.1(b) in a form reasonably acceptable to Purchaser (the “Resolutions”).

(j)     Secretary’s Certificate. The Company shall have delivered to Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Charter, (iii) the Bylaws, and (iv) the incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(k)     Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations and warranties herein as of the Closing Date, the compliance by the Company with its covenants herein to be complied with by it prior to the Closing and its satisfaction of the conditions precedent to the obligation of the Purchaser set forth in this Section 4.2.

(l)     Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(m)     Closing under Merger Agreement. Prior to Closing, the Closing under the Merger Agreement shall have occurred.

ARTICLE V.   STOCK CERTIFICATE LEGEND

5.1     Legend. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company will reissue certificates representing any of the Securities, without the legend set forth above if at such time, prior to making any transfer of any such Securities, the holder thereof shall give written notice to the Company describing the manner and terms of such transfer as the Company may reasonably request. Such proposed transfer and reissuance will not be effected until: (a)(i) the Company has received an opinion of counsel reasonably satisfactory to the Company to the effect that the registration of the Securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission under the Securities Act and has become effective, (iii) the Company has received an opinion of such to the effect that that such registration is not required, or (iv) the Company has received an opinion of such counsel to the effect that the Securities may be sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act; and (b)(i) the Company has received an opinion of such counsel to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required (i) to qualify to do business in any state where it is not then qualified, (ii) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject thereto, or (iii) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement or imposed by law or regulation.

ARTICLE VI.   INDEMNIFICATION

6.1      General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser and its respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

6.2      Indemnification Procedure. A party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the party from whom it seeks indemnification (an “indemnifying party”) of any matter giving rise to a claim for indemnification; provided, however, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In the event that any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.

Notwithstanding anything in this Article VI to the contrary, (i) the indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent and (ii) the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.

Indemnification under this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII.  MISCELLANEOUS

7.1      Fees and Expenses. Except as otherwise set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance thereof.

7.2      Specific Enforcement, Consent to Jurisdiction.

(a)     The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either party may be entitled by law or equity.

(b)     All matters relating to this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings in respect of this Agreement (whether brought against a party hereto or its respective affiliates, directors, managers, officers, shareholders, members, employees or agents) shall be submitted to binding arbitration with the American Arbitration Association in Marion County, Florida. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

7.3      Entire Agreement; Amendment. This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither party makes any representation, warranty or covenant or gives any undertaking with respect to such matters. This Agreement supersedes all prior understandings and agreements with respect to said subject matter hereof, all of which are merged herein. This Agreement may be amended only by a written instrument signed by the parties and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

7.4      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by a recognized courier service, fully prepaid and properly addressed upon the earlier of (i) actual receipt thereof, as shown by the records of such courier or (ii) five days after the receipt thereof by the courier from the party giving it. The addresses for such notice, demand, request, waiver or other communication shall be:

If to the Company:

Strata Capital Corporation
11415 NW 123d Lane
Reddick, FL 32686

If to Purchaser:

Either party may from time to time change its address for notice by giving at least ten (10) days written notice of such changed address to the other party.

7.5      Waiver. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

7.7      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

7.8      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9      Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder for a period of two years following the Closing Date.

7.10      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

7.12       Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.13      Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions hereof shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision hereof and such provision or part shall be construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein.

7.14      Attorney’s Fees. If any Party hereto initiates any legal or equitable action arising out of or in connection with this Agreement, the prevailing party in such action shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

7.15      Further Assurances. From and after the date of this Agreement, upon the request of either party, the other party shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

STRATA CAPITAL CORPORATION

By: /s/ RICHARD ASTROM
Name: Richard Astrom
Title: President

[Name of Purchaser]	Shares to be Purchased	Purchase Price

By:
Name:
Title:

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